
CINCINNATI

CINCINNATI
FINANCIAL CORPORATION

ACQUISITION OF MSP
(MSP UNDERWRITING LIMITED)

OCTOBER 12, 2018

NASDAQ: CINF

This presentation contains forward-looking statements that involve risks and uncertainties. Please refer to our various filings with the U.S. Securities and Exchange Commission for factors that could cause results to materially differ from those discussed.

The forward-looking information in this presentation has been publicly disclosed, most recently on October 12, 2018, and should be considered to be effective only as of that date.

Its inclusion in this document is not intended to be an update or reaffirmation of the forward-looking information as of any later date.

Reconciliations of non-GAAP measures are included in disclosures filed or furnished with the SEC, also available at cinfin.com/investors.

TRANSACTION SUMMARY

- Acquisition of MSP will expand Cincinnati Financial's market reach beyond the U.S., deploying more capital, further diversifying earnings
- Underwriting for MSP will continue to be managed by the seasoned team operating Lloyd's Syndicate 318*
- Purchase price: £102 million, based on MSP's projected net asset value at closing
  - Represents approximately $134 million assuming the exchange rate below, to be funded by cash on hand and/or additional borrowing through existing revolving line of credit
- Timing and approvals: Expected to close first-quarter 2019, subject to regulatory approvals and other customary closing conditions

* Syndicate 318 had 2017 capacity of £235m (approximately $308 million, based on an exchange rate of 1.31 U.S. dollars per GBP on 10-9-18). For more details see the syndicate's annual report at lloyds.com.

TRANSACTION HIGHLIGHTS

- Supports agency-centered strategy by expanding solutions for specialized accounts and enhancing reinsurance assumed operations
- Expected to be accretive to earnings in 2019, assuming a combined ratio of 98% or better for MSP business
- MSP 2017 net written premiums of $162 million*, with mix of:
  - 62% property (direct & facultative) focused on global medium-to-large commercial risks
  - 31% property (binder) focused on North American commercial property & homeowner
  - 7% aviation, mostly smaller airlines and some general aviation, generally no U.S. risks
- Reduced execution risk as MSP's management team remains intact
- Modeled Probable Maximum Loss (PML) estimates increase enterprise PML by approximately 13% (additional exposure of $50 million to $60 million for a 1-in-250 year event)
- Broad access to Lloyd's platform with numerous international licenses provides potential insurance solutions for accounts requiring specialization

* All historical data for MSP in this presentation assumes an exchange rate of 1.31 U.S. dollars per GBP, and a share of approximately 91% of Syndicate 318 revenues and profit as "Names" currently provide approximately 9% of capital to the Syndicate.

EARNINGS ACCRETION LIKELY IN 2019

- MSP combined ratio of 98% or better expected to result in accretion
- We expect the combined ratio for the next five years to average 90% to 95%
- Range of expected earnings accretion by varying CINF actual 2017 results*
  - $0.01 per share assuming 97.5% combined ratio
  - $0.03 per share assuming 95.0% combined ratio
  - $0.05 per share assuming 92.5% combined ratio
  - $0.07 per share assuming 90.0% combined ratio

* Accretion amounts shown combine actual 2017 net income-diluted per share results for CINF and MSP, except for varying MSP combined ratio as indicated above and adding estimated net incremental annual operating expenses.

TRANSACTION CONTINUES TO DIVERSIFY REVENUE AND EARNINGS

Cincinnati Financial
Actual 2017 Earned Premiums



Commercial Lines 64%
E&S Lines 4%
Life Insurance 5%
Cincinnati Re 2%
Personal Lines 25%

Combined 2017 Earned
Premiums Including MSP



Commercial Lines 62%
E&S Lines 4%
MSP 3%
Life Insurance 5%
Cincinnati Re 2%
Personal Lines 24%

Cincinnati Financial
Actual 2008 Earned Premiums



Life Insurance 4%
Commercial Lines 74%
Personal Lines 22%

MSP BUSINESS MIX IN 2017

By Class of Business


Property
(D&F) 62%
Aviation
7%
Property
(Binder) 31%

By Geography


Central &
Pacific Asia
4%
Other 6%
US & Canada
73%
Europe
5%
Caribbean
5%
Central &
South America
7%

EXPERIENCED UNDERWRITING TEAM WITH PROFITABLE HISTORY

- Loss exposure for MSP is mostly short-tailed, helping to minimize risk of adverse reserve development
- Potential for profitable growth through well-developed plans for more diverse premiums, with property at approximately 60% of MSP total



(In millions)
$250
$225
$200
$175
$150
$125
$100
$75
$50
$25
$-
Business written during 2016 or 2017 experienced adverse effects of worse-than-usual 2017 U.S. hurricanes
Targeting 8-12% CAGR
$187
$205
$183
$175
$183
80%
86%
89%
135%
142%
Targeting 90-95% combined ratio
2013
2014
2015
2016
2017
5 years from now
Gross written premiums
Combined ratio (year of account basis)

OTHER FINANCIAL HIGHLIGHTS

- $146 million MSP fixed-maturity securities investments at 6-30-18, generating approximately $2 million in annual investment income
- $479 million MSP total assets at 6-30-18, including $112 million cash
- $300 million (approximate) balance of MSP loss and loss expense reserves at 6-30-18
- 9.7% CINF debt-to-total-capital ratio at 6-30-18 would increase to 11.0% if $134 million purchase price were fully funded through line of credit
- No change to reported book value upon closing, regardless of funding by debt or cash

EXPANDING CINCINNATI'S OPPORTUNITIES

- New geographies or lines of business, supporting agents
  - Complements expansion of large commercial, E&S, HNW and reinsurance

- Transaction involves relatively low risk
  - We are experienced in successfully building new areas of our insurance operation
  - MSP reserves are mostly short-tailed, 72% of 12-31-17 balance pertains to 2016-2017

- MSP leaders have successful history, attractive planned growth opportunities
  - Cincinnati Insurance's catastrophe modeling capabilities can enhance MSP's underwriting execution

- Accretive to 2019 earnings, assuming typical industry catastrophe experience
  - Further diversifies enterprise risk and earnings